Exhibit 10.16

JOINT VENTURE PARTNERSHIP AGREEMENT

This JOINT VENTURE PARTNERSHIP AGREEMENT (“Agreement”) is made and executed on this 21 Day of January, 2020 by and between: OG LABRATORIES, LLC, a Florida Limited Liability Company (“Company”), and SETH SHAW, (Tauriga Sciences ).

RECITALS:

A.	Contractor, by and through his entity TAURIGA SCIENCES INC., has an existing relationship with Company as a wholesaler of Company’s products.

B.	In certain cases, Contractor and TAURIGA are unable to fulfil orders due to their large size or high value, but neither party desires for such opportunities to be lost.

C.	To incentive Contractor to bring large or high value transactions directly to Company, Company desires to pay Contractor a finder’s fee for such transactions.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the reasons set forth and in consideration of the covenants and promises of the parties hereto, the parties agree as follows:

1.	Contract Relationship

1.1	The relationship between the two parties shall be that of independent contractors. Neither party shall be liable for the acts or omissions of the other.

2.	Effective Date & Term of Agreement

2.1	The effective date of this Agreement shall be the 21 Day of January, 2020 and all rights and obligations of the parties hereunder shall be effective as of that date.

2.2	This Agreement is valid and shall remain in full force and effect starting from the effective date and lasting until terminated by either party as provided in Section 7.

3.	Representation

3.1	Contractor is authorized to discuss Company’s products and probable pricing, but is not authorized to bind Company.

3.2	Contractor may be entrusted with samples of Company’s products, and Contractor shall have no rights to such samples by virtue of this Agreement.

3.3	Contractor shall take all reasonable steps to ensure all samples are well protected against damage or loss and Contactor solely liable for any loss and damage so incurred so sustained by the samples of work due to any kind of negligence on the part of Contractor.

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3.4	Contractor must return any samples in his possession must be returned to Company within thirty (30) days after termination of this Agreement.

3.5	Company may provide Contractor with quotes and presentation materials.

4.	Compensation and Sales

4.1	Contractor shall be compensated by Company for sales generated through Contractor’s efforts according the following formula: Contactor shall receive a set percentage of the total order amount for third-party customers who purchase directly from Company. For deals greater than One Hundred Thousand Dollars ($100,000.00), Contractor shall receive commission of three and a half percent (3.5%) and for deals of One Hundred Thousand Dollars ($100,000.00) or less, Contractor shall receive commission of five percent (5%).

4.2	New Sales: Contractor will only receive a commission on sales to customers that Contractor brings to Company. Contractor shall receive the commission on such sales as long as the sale is made while the contract is in force or within six (6) months after the contract’s termination.

5.	Invoices

5.1	Company is responsible for sending invoices to customers and collecting payments.

5.2	Company shall then pay Contractor a commission on the collected invoices using the formula listed in Section 4.

5.3	After Company collects on customer invoices, Company shall pay Contractor no later than thirty (30) days after the invoice has been collected.

5.4	Company is responsible for maintaining records with regard to all the billings and is also responsible for sending copies of the invoice to Contractor.

6.	Expenses

6.1	Contractors shall not be entitled to reimbursement for any expenses. Occasional reimbursement of expenses by Company shall not operate as a waiver of this Section.

7.	Termination

7.1	This Agreement may be terminated by either party with thirty days of prior written notice to the other party at the address provided in Section 9.

7.2	The Agreement can be terminated by either party for breach of any of the terms specified herein with a notice of thirty (30) days prior to such termination. Both parties shall have the right to cure the breach during the thirty (30) day notice of termination period.

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7.3	Upon termination Contractor shall cease to represent Company and shall return all Company samples and materials within a time period of thirty (30) days of such termination.

7.4	If Company executes a sale to any customers which Contractor obtained prior to the termination of this Agreement, then Company is liable to pay Contractor its commission in accordance with Section 4 of this Agreement.

7.5	Such commission shall be paid to Contractor only if Company executes the sale within six (6) months of the termination of this Agreement and not otherwise.

8.	Assignment

8.1	This Agreement shall not be assigned by either of the parties hereto. It shall be binding on and inure to the benefit of the successors, administrators, executors, or heirs of Company and Contactor. Any purported or attempted assignment or other transfer or delegation in violation of this section shall be null and void.

9.	Notice

9.1	Any notice to be given by one party to the other under, or in connection with this Agreement shall be in writing, signed by or on behalf of the party giving it. Notice shall be addressed to the recipient at the email or physical address set out below or to such other address as that party may notify to the other party. Emails containing notice of a breach or termination shall contain the word “notice” in the subject line. Notice shall be provided at the following addresses:

To Company:

Email: dustyn@oglaboratories.com

Mailing Address: 109 W Hillsboro Blvd. Deerfield Beach, FL 33441

Attention: Dustyn Hertsenberg

To Contractor:

Email: sshaw@tauriga.com

Mailing Address: 26 Caligiuri Court Lagrangeville, NY 12540

Attention: Seth Shaw

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10.	Amendments or Modification

10.1	No modification of or amendment to this Agreement will be effective unless in writing signed by both parties.

11.	No Waivers

11.1	The rights and remedies of the parties to this Agreement are cumulative and not alternative. No waiver of any rights is to be charged against any party unless such waiver is in writing signed by the party so charged. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

12.	Severability

12.1	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and, if legally permitted, such offending provision will be replaced with an enforceable provision that as nearly as possible effects the party’s intent.

13.	Execution in Counterparts

13.1	This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same Agreement.

14.	Governing Law and Forum

14.1	The validity, construction, and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

14.2	The parties hereby consent and agree to the exclusive jurisdiction of the state and federal courts located in Florida for all suits, actions or proceedings directly or indirectly arising out of or relating to this Agreement, and waive any and all objections to such courts, including but not limited to objections based on improper venue or inconvenient forum, and each party hereby irrevocably submits to the jurisdiction of such courts in any suits, actions or proceedings arising out of or relating to this Agreement.

15.	Indemnification

15.1	To the maximum extent permitted by law, Contractor shall indemnify and hold harmless Company and its directors, officers, employees, agents, stockholders, affiliates, subcontractors, and customers from and against all allegations, claims, actions, suits, demands, damages, liabilities, obligations, losses, settlements, judgments, costs and expenses (including without limitation attorneys’ fees and costs) which arise out of, relate to or result from any act or omission of Contractor or Contractor’s affiliates, employees, agents, or subcontractors.

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16.	Limitation on Liability

16.1	THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO THE PROVISION OF SERVICES HEREUNDER OR THE USE, MISUSE OR INABILITY TO USE ANY SERVICES (INCLUDING BUT NOT LIMITED TO LOSS OF USE OR GOODWILL, INTERRUPTION OF BUSINESS, LOSS OF PROFITS OR REVENUE, AND COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES), REGARDLESS OF THE FORM OF ACTION WHETHER, IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE.

17.	Entire Agreement

17.1	This Agreement constitutes the entire Agreement between the parties with respect to the subject matter contained herein, superseding all previous Agreements pertaining to the such subject matter, and may be modified only by an amendment executed in writing by both parties hereto. All prior agreements, representations, warranties, statements, negotiations, understandings and undertakings are superseded hereby. Both parties hereto represent that they have read this Agreement, understand it, agree to be bound by all terms and conditions stated herein, and acknowledge receipt of a signed, true and exact copy of this Agreement.

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement on the date first written above.

Company:

DUSTYN HERTSENBERG
Manager, OG Laboratories, LLC

Contractor:

SETH SHAW
Chief Executive Officer, Tauriga Sciences

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